Exhibit 99.1

Boise Cascade Company
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact Kelly Hibbs Office 208-384-3638	Media Contact Amy Evans Office 208-384-3673

For Immediate Release: June 10, 2022
Boise Cascade Reaches Agreement to Acquire Coastal Plywood Operations
BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," "our") (NYSE: BCC) announced today that it has reached an agreement to acquire Coastal Plywood Company ("Coastal"), including its two manufacturing locations, from Coastal Forest Resources Company for $512 million, subject to certain closing adjustments. The Company currently plans to fund the transaction and closing-related expenses from its existing cash balances.

Coastal is a provider of quality plywood, lumber, and treated wood products throughout the eastern U.S. The purchase agreement includes its locations in Havana, Florida, and Chapman, Alabama, which employ approximately 750 people.

"This acquisition incrementally expands our veneer capacity in support of our customers," said Nate Jorgensen, CEO, Boise Cascade. "Near term, it provides us the ability to optimize our existing engineered wood products (EWP) asset base. Longer term, we are excited to fully integrate this strategic venture and we intend to invest $50 million into our Southeast operations over a three-year period to further our EWP production capacity."

Travis Bryant, CEO of Coastal Forest Resources Company, stated, "Coastal has a long history of manufacturing quality products and a strong reputation in the markets we serve. This transaction represents an opportunity for our talented and dedicated employees to join a dynamic organization, offering them a secure future with great opportunities ahead."

"These are well-invested and managed plants that fit nicely into our existing footprint of integrated facilities in the Southeast," said Mike Brown, executive vice president, Boise Cascade. "We look forward to welcoming the Coastal team to Boise Cascade."

The scope of this transaction does not include Coastal's parent company or timberlands assets. Closing of the acquisition is expected in the third quarter of 2022, subject to customary closing conditions, including receipt of antitrust approval under the Hart-Scott-Rodino Act of 1976, as amended.

Boise Cascade was advised by Perkins Coie LLP, as outside legal counsel, and Coastal was advised by Harris Williams, as financial advisor, and Hunton Andrews Kurth LLP, as outside legal counsel, in the transaction.

About Boise Cascade

Boise Cascade is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Forward-Looking Statements

Statements in this news release that are not purely historical facts or that necessarily depend on future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Boise Cascade on the date this release was submitted. Boise Cascade undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks related to the integration of the acquired assets, the Company’s growth strategies, or the Company’s revenues and operating results being highly dependent on, among other things, new residential construction, commodity wood products prices and the economy. Boise Cascade may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Boise Cascade’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the other reports filed by the Company with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.